Exhibit 10.8

REVOLVING UNSECURED PROMISSORY NOTE

$2,000,000.00	Dated as of June 29, 2022

For value received, Manufactured Housing Properties Inc., a Nevada corporation (“Borrower”) does hereby promise to pay to the order of NAV Real Estate LLC (“Lender”), at 6753 Timahoe Lane, Charlotte NC, 28278, or at such other address as Lender shall from time to time specify in writing, in lawful money of the United States of America, the sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00), or so much thereof as from time to time may be disbursed by Lender to Borrower and be outstanding, together with interest from date hereof on the principal balance outstanding from time to time as hereinafter provided.

1. Interest. The unpaid principal balance under this Revolving Unsecured Promissory Note (“Promissory Note”) shall bear interest from the date hereof at an annual rate of 15%. Interest shall be computed on a per annum basis of a year of 360 days and for the actual number of days elapsed.

2. Payment of Principal and Interest. The principal of this Promissory Note, together with all accrued interest thereon, shall be due and payable on the Maturity Date which is five years after the date of each advance. Any portion of the principal of this Promissory Note may be prepaid, together with the accrued interest with respect to such principal payment, prior to maturity, without penalty. Any payment made under this Promissory Note shall be applied first to accrued interest and then to principal. Payment of principal and interest shall be made in such coin or currency of the United States of America that, at the time of payment, constitutes legal tender for the payment of public and private debt.

3. Default Rate. Matured unpaid principal and interest shall bear interest from date of maturity until paid at the highest rate permitted by applicable law.

4. Revolving Line of Credit. Under the Loan Agreement, Borrower may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed $2,000,000. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be. This Note shall not be deemed terminated or canceled prior to the date of its maturity, although the entire principal balance hereof may from time to time be paid in full. Borrower may borrow, repay and re-borrow hereunder. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

5. Events of Default. In the event (i) Borrower defaults in the payment of any principal of or interest on this Note when the payment is due and payable, or (ii) Borrower makes an assignment for the benefit of creditors or admits in writing his inability to pay its debts as they become due and payable, or files a voluntary petition in bankruptcy, or is adjudicated a bankrupt or insolvent, or files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or files any answer seeking or not contesting the material allegations of a petition filed against Borrower in any such proceeding, or (iii) Borrower seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower, then, upon the occurrence of any such event, the principal of this Note, and all accrued interest hereon, may be declared immediately due and payable at the option of the Lender.

6. Remedies. It is expressly provided that upon default in the punctual payment of this Note or any part hereof, principal or interest, within five (5) days of the date when the same shall become due and payable, or upon the occurrence of an event of default specified above, the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, (iii) foreclose all liens securing payment hereof, (iv) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity, or (v) pursue any combination of the foregoing; and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Borrower agrees and promises to pay all costs of collection, including reasonable attorney’s fees.

7. Governing Law, Venue. This Promissory Note is being executed and delivered, and is intended to be performed in the State of North Carolina. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of North Carolina shall govern the validity, construction, enforcement and interpretation of this Promissory Note. In the event of a dispute involving this Promissory Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Mecklenburg County, North Carolina.

8. Purpose of Loan. Borrower agrees that all advances hereunder shall be used solely for business, commercial, investment, or other similar purposes.

9. Waiver of Jury Trial. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH, THIS PROMISSORY NOTE AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

IN WITNESS WHEREOF, Borrower has executed this Promissory Note on the date indicated below.

BORROWER:

MANUFACTURED HOUSING PROPERTIES INC.

By:	/s/ Jay Wardlaw
	Name:	Jay Wardlaw
	Title:	President